EXHBIT 10.4

                       EXCLUSIVE PATENT LICENSE AGREEMENT


                                 by and between

                                WOLFGANG GRABHER
                                  ("Licensor")

                                       and


           ADMINISTRATION FOR INTERNATIONAL CREDIT & INVESTMENT, INC.
                                  ("Licensee")

                            Dated as of July 13, 2000




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                                TABLE OF CONTENTS



1.  Definitions...............................................................1


2.  License Grants and Restrictions...........................................3


3.  Compensation..............................................................4


4.  Patent Prosecution........................................................5


5.  Infringement..............................................................6


6.  Representations and Warranties............................................6


7.  Indemnification...........................................................7


8.  Confidentiality...........................................................8


9.  Liability.................................................................9


10. Term and Termination......................................................9


11. General Provisions.......................................................11


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                       EXCLUSIVE PATENT LICENSE AGREEMENT

      THIS EXCLUSIVE PATENT LICENSE AGREEMENT (this "AGREEMENT") is made as of July13, 2000 (the "EFFECTIVE DATE"), between Wolfgang Grabher, a Austrian national residing in Stuttgart with an address located at Zettachring 2a, D-70567 Stuttgart ("LICENSOR"), and Administration For International Credit and Investment, Inc., an Oregon corporation with an address located at 391 N.W. 179th Ave., Aloha, Oregon 97006 ("LICENSEE") (each a "PARTY" and together the "PARTIES").

                                    RECITALS

      WHEREAS,  Licensor is the owner of certain Technology,  as defined herein;
and

      WHEREAS, Licensor is willing to license the Technology to Licensee for the development and Use of the Technology in the Voice-Over-Internet Protocol ("VOIP") market in those jurisdictions where the Technology has been registered upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of these premises and of the mutual promises and conditions contained in this Agreement, Licensor and Licensee agree as follows:

1. DEFINITIONS

      1.1 "AFFILIATE" of a party shall mean an entity directly or indirectly controlling, controlled by or under common control with that party where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

      1.2 "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

            (a) Any "person" or "group of persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then-outstanding voting securities; or

            (b) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent
      (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      1.3 "CONTRACT QUARTER" shall mean each calendar quarter period (March 31, June 30, September 30 and December 31) following the Effective Date during the Term.

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      1.4  "ENTITY"  shall mean any general  partnership,  limited  partnership, limited liability company,  corporation,  joint venture,  trust, business trust,
cooperative  or   association,   or  any  foreign  trust  or  foreign   business
organization.

      1.5 "EXCLUSIVE PERIOD" shall mean the period of time set forth in Section 2.1.

      1.6 "INTELLECTUAL PROPERTY RIGHT" and "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide right, title and interest of a Person in, to and under any and all: (a) United States or foreign patents and pending patent applications therefor, including the right to file new and additional patent applications based thereon, including provisionals, divisionals, continuations, continuations-in-part, reissues and reexaminations; (b) copyrights; and (c) trade secrets, know-how, processes, methods, engineering data and technical information.

      1.7 "NET RECEIPTS" shall mean the gross amount recognized as income on Licensee's books (pursuant to generally accepted accounting principles consistently applied) in connection with the sale of a Product or Processes, less deductions for payment of sales, value added or any similar taxes, and shipping and insurance charges, with respect to such Product or Process.

      1.8 "PATENT" shall mean:

            (a) United States and international applications listed on Appendix A and the resulting patents;

            (b) any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications described in (a) above to the extent the claims are directed to subject matter specifically described in such patent applications, and the resulting patents;

            (c)  any  patents  resulting  from  reissues,   reexaminations,   or
      extensions (and their relevant international equivalents) of the patents described in (a) and (b); and

            (d) international (non-United States) patent applications filed after the Effective Date and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of such patent applications and any patents resulting from reissues, reexaminations, or extensions of the patents described in (c) to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b) and (c), above, and the resulting patents.

      1.9 "PATENT RIGHTS" shall mean all rights related to the Use of the Patents for the development, manufacture, use, sell, offer to sell, lease, distribution and import of VoIP billing and customer care software and other VoIP-related Products.

      1.10 "PRODUCT" shall mean any product or service that cannot be developed, manufactured, Used, leased, sold or imported, in whole or in part, without infringing on one or more claims under the Patent Rights.

      1.11 "PROCESS" shall mean any process or service that cannot be performed, in whole or in part, without using at least one process that infringes one or more claims under the Patent Rights.

      1.12 "PATENT TERM" shall mean the period of time commencing on the Effective Date and ending with the expiration or abandonment of all issued patents and filed patent applications within the Patent Rights, unless earlier terminated in accordance with the provisions of this Agreement.


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      1.13 "TERRITORY" shall mean worldwide.

      1.14 "THIRD PARTY" shall mean, with respect to a party, any Person that is not an Affiliate of such party.

      1.15 "USE" shall mean operate, reproduce, distribute, transmit (by electronic means or otherwise), make available, perform and display.

2. LICENSE GRANTS AND RESTRICTIONS

      2.1 Grant Of License. Subject to the terms of this Agreement, Licensor hereby grants to Licensee an exclusive license under the Patent Rights to develop, make, have made, Use, sell, offer to sell, lease, distributed and import Products or to practice Processes in the Territory from the Effective Date through the Patent Term (the "EXCLUSIVE PERIOD") (such licenses shall be hereinafter referred to, collectively, as the "License").

      2.2 Restriction on Sublicensing. The License granted hereby may not be transferred or sublicensed by Licensee, but shall extend to any wholly-owned subsidiaries and divisions or Affiliates of Licensee (collectively, "Affiliates"). Licensee shall be responsible for the compliance by each such Affiliate with the terms and provisions of this Agreement, and agrees to report and pay Royalties to Licensor in accordance with Section 3 hereof with respect to production of Products by each such Affiliate. Any such Affiliate shall agree in advance in writing to be bound by all the terms of this Agreement, and Licensee shall agree to guarantee the obligations of such Affiliate hereunder.

      2.3 U.S. Production. Licensee agrees that any Products used or sold in the Untied States will be manufactured substantially in the United States.

      2.4 Audits and Inspection Rights.

            2.4.1 Licensor shall have the right, upon reasonable advance notice, to inspect Licensee's records and facilities, and the records and facilities of Affiliates of Licensee, with respect to the manufacture or distribution of Products and Processes hereunder and to receive samples thereof in order to verify that such manufacturing is within the scope of this Agreement, and that there are appropriate security procedures to protect Licensor's Confidential Information, as that term is defined in
      Section 8.1 hereof. Licensee shall have similar rights as to any contract manufacturer utilized by Licensee.

            2.4.2 If the payment of Royalties is required as provided in Section 3.2, during the term of this Agreement and for a period of one (1) year thereafter, Licensor shall have the right, at his expense, and upon reasonable notice to Licensee, to have examined by an independent auditor with a national reputation, reasonably acceptable to Licensee, Licensee's books and records in order to determine or verify the Net Receipts and sales of Products. Licensor shall not make any such examination more than twice in any calendar year. If an error in the reported Net Receipts or the reported number of Products sold by Licensee is discovered as a result of such an examination and the reported Net Receipts or the reported Product sold by Licensee during the period(s) examined were in excess of 5% less than the actual Net Receipts or Product sold by Licensee, as the case may be, during such period(s), Licensee (i) shall pay all of Licensor's out-of-pocket expenses related to such examination, and (ii) shall pay Licensor interest on the amount of such underpayment, at the rate of 10% per annum, from the date such amount was due and payable until such amount is actually paid.

            2.4.3 Licensee shall keep adequate records to verify all reports and payments made to Licensor pursuant to this Agreement for a period of two
      (2) years following the date of such reports and payments.


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      2.5 No Other  Licenses.  The  License  granted  under  this  Agreement  is specifically set forth herein, and no other licenses are granted by Licensor to Licensee by implication or estoppel, including, but not limited to non-VoIP Uses of the Patents.

      2.6 Reservation Of Rights. All rights not specifically granted to Licensee hereunder are reserved by Licensor.

      2.7 Restrictions on Export. Licensee acknowledges and agrees that it shall not import, export, or re-export Product to any country in violation of the laws and regulations of any applicable jurisdiction. Licensee further agrees to defend, indemnify, and hold Licensor harmless for any losses, costs, claims, or other liabilities arising out of Licensee's breach of this Section.

3. COMPENSATION

      3.1 Royalties. Licensee shall pay to Licensor royalties equal to 3% on its Net Receipts ("Royalties") or an stock option acceptable by the Licensor in exchange for the Royalties. Such Royalties shall be due and payable to Licensor regardless of whether Licensee collects payments for Product from its consumers.

      3.2 Patent Costs. In consideration of the License granted in Section 2.1 above, Licensee agrees to pay all patent filing, prosecution and maintenance costs related to the Patents as set forth in Section 4.3 during the Exclusive Period, to the extent such costs relate to the maintenance and preservation of the Patents as they relate to VoIP services.

      3.3 Taxes and Assessments.

            3.3.1 In addition to any other payments due under this Agreement, Licensee agrees to pay, indemnify and hold Licensor harmless from any sales, Use, excise, import or export, value-added or similar tax or duty, and any other tax not based upon Licensor's net income, including any penalties and interest, and all government permit or license fees and all customs and similar fees, levied upon the Use or distribution of Product which Licensor may incur in respect of this Agreement, and any costs associated with the collection or withholding of any of the foregoing items ("Taxes").

            3.3.2 If Licensee fails to pay any Taxes as of the original due date for such Taxes and Licensor receives any assessment or other notice (collectively the "ASSESSMENT") from any governmental taxing authority providing that such Taxes are due from Licensor, Licensor shall give Licensee written notice of the Assessment and Licensee shall pay to Licensor or the taxing authority the amount set forth as due in the Assessment within thirty (30) days of receipt of such written notice from Licensor.

      3.4 Payment Terms. Royalties shall accrue upon delivery of Product to a customer by Licensee and shall be payable within thirty (30) days after the end of each Contract Quarter. Each Royalty payment shall be accompanied by a statement setting forth in sufficient detail the basis upon which Royalties were calculated. Payments and statements shall be sent to Licensor at the address set forth in Section 11.12 of this Agreement or such other address as Licensor may designate in writing. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the first working day of the month in which payment is due. Such payments shall be without deduction of exchange, collection or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes.


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      3.5 Diligence  Requirements.  Licensee shall use its diligent efforts,  or shall cause its Affiliates to use diligent efforts, to develop Product or Processes and to introduce such Product and Processes into the commercial market; thereafter, Licensee or its Affiliates shall make such Product and Processes reasonably available to the public.

      3.6 Record Keeping. Licensee shall maintain, and shall cause its Affiliates to maintain, complete and accurate records relating to the rights and obligations under this Agreement, which records shall contain sufficient information to permit Licensor to confirm the accuracy of any reports delivered to Licensor and compliance in other respects with this Agreement. Licensee or its Affiliates shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time Licensor or his appointed agents shall have the right, at Licensor's expense, to inspect such records during normal business hours to verify any reports made or compliance in other respects under this Agreement. Such inspections shall be conducted at the Licensee's business office, with reasonable notice, and shall be conducted no more than twice every twelve (12) months.

      3.7 Purchase Option. Licensor hereby grants Licensee an exclusive option to purchase all right and title in and to the Patent Rights on or after the fourth anniversary of the Effective Date through the end of the Exclusive Period (the "OPTION PERIOD") for a purchase of Four Million U.S. Dollars ($4,000,000) ("PURCHASE Price") (the "OPTION"). The Option must be exercised by written notice from Licensee to Licensor at least thirty (30) days prior to the proposed purchase date. Following receipt of such notice by Licensor, the parties shall enter into a purchase agreement for the Patent Rights on substantially the terms set forth in this Section 3.7 (the "PURCHASE AGREEMENT") within thirty (30) days. Pursuant to the Purchase Agreement and upon delivery of the Purchase Price to Licensor, Licensor shall file an assignment with respect to the Patent Rights, and shall take all other actions deemed reasonably necessary by Licensee to separate the Patent Rights from the Patents and to transfer ownership of such Patent Rights to Licensee. Licensee may notify Licensor in writing at any time during the Option Period of its decision not to exercise the Option at which point the Option will lapse and Licensor shall be free to offer the Patent Rights to a Third Party purchaser subject to the terms of this Agreement; provided, however, that if Licensor should make an offer to sell or solicit or receive an offer to buy the Patent Rights to or from any Third Party for a price less than the Purchase Price, he shall first be required to offer the Patent Rights to Licensee on the same or similar terms as those offered to such Third Party and Licensee shall have the right to purchase the Patent Rights on the terms presented within thirty (30) days of such notice. For the avoidance of doubt, the parties' obligations under this Agreement shall continue in force after any notice of exercise of they Option has been given until assignment of the Purchase Price shall have been effectuated. The Option may not be assigned in whole or in part without the prior written consent of Licensor.

4.       PATENT PROSECUTION

      4.1 Responsibility for Patent Rights. Licensee shall prepare, file, prosecute and maintain the Patents, including patents, patent applications, continuations, continuations-in-part and divisionals having claims covering the Patent Rights as they may be applied in the Territory. The attorney handling the filing, prosecution and maintenance of the Patents shall be notified that Licensor is the owner of the Patents, that all prosecution shall be conducted in the best interests of Licensor, and that Licensor shall be copied on all correspondence.

      4.2 Unrelated Rights. Licensor shall be responsible for and maintain the Patents, including any patents, patent applications, continuations, continuations-in-part and divisionals related to non-VoIP technology and services.

      4.3 Payment of Expenses. Payment of all fees and costs incurred after the Effective Date, including attorney's fees, relating to the filing, prosecution and maintenance of the Patents under Section 4.1 shall be the responsibility of Licensee.


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5.       INFRINGEMENT

      5.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the Patent Rights.

      5.2 Rights to Prosecute Infringement of the Patent Rights.

            (a) Licensee's Right to Prosecute. So long as Licensee remains the exclusive licensee of the Patent Rights in the Territory, Licensee, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any Third Party infringement of the Patent Rights in the Territory subject to Section 5.4. If required by law, Licensor shall permit any action under this Section to be brought in his name, including being joined as a party-plaintiff, provided that Licensee shall hold Licensor harmless from, and indemnify Licensor against, any costs, expenses or liability that Licensor incurs in connection with such action.

      Prior to commencing any such action, Licensee shall consult with Licensor and shall consider the views of Licensor regarding the advisability of the proposed action and its effect on the public interest. Licensee shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of Licensor, which will not be materially withheld or delayed.

            (b) Licensor's Right to Prosecute. In the event that Licensee is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after Licensee first becomes aware of the basis for such action, Licensor shall have the right, at his sole discretion, to prosecute such infringement under his sole control and at his sole expense, and any recovery obtained shall belong to Licensor. Licensor shall indemnify Licensee for any order for costs that may be made against Licensee in such proceedings.

      5.3 Declaratory Judgment Actions. In the event that a declaratory judgment action is brought against Licensor or Licensee by a Third Party alleging invalidity or unenforceability of the Patent Rights, Licensor, at his option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at his own expense. If Licensor does not exercise this right, Licensee may take over the sole defense of the action at Licensee's sole expense, subject to Section 5.4.

      5.4 Recovery. Any recovery obtained in an action brought by Licensee under Sections 5.2 or 5.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action, (ii) as to ordinary damages, Licensee shall receive 100% of any award, and (iii) as to special or punitive damages (including any damages in excess of "single damages"), Licensor shall receive thirty percent (30%) and the Licensee seventy percent (70%) of any award.

      5.5  Cooperation.  Each party agrees to cooperate in any action under this
Section 5 which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

      6. REPRESENTATIONS AND WARRANTIES

      6.1 Licensor and Licensee each represents and warrants to the other that:

            (i) with respect to Licensee, it is organized, validly existing and in good standing under the laws of the country or state in which it is incorporated;


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            (ii) its or his  execution and delivery of this  Agreement,  and the performance of its or his obligations under this Agreement, have been duly authorized by all necessary corporate action on its part, if applicable, and it or he has full power, right and authority to enter into this Agreement, to, in the case of Licensor, grant the license he has granted hereunder, and to perform its or his obligations hereunder;

            (iii) with respect to Licensee, neither the execution and delivery of this Agreement by it, nor the performance by it of any of its obligations under this Agreement, violates any applicable law or regulation of any country, state or other governmental unit, or its Articles or Certificates of Incorporation or Bylaws or other charter documents;

            (iv) the execution and delivery of this Agreement does not constitute a violation of, or a breach or default under, any agreement or instrument, or judgment or order of any court or governmental authority, to which it or he is a party or to which it or he is subject or to which any of the Patent Rights are subject;

            (v) this Agreement is a valid and binding obligation of it or him, enforceable against it or him in accordance with its terms, except as such enforceability may be limited by equitable principles or by bankruptcy or other laws affecting creditors' rights generally; and

            (vi) no consent, approval, order or authorization of any person, entity, court or governmental authority is required on its or his part in connection with the execution and delivery of this Agreement or the performance by it or him of its or his obligations hereunder.

      6.2 Licensor represents and warrants to Licensee that he has title to, or a license with a right to sublicense, the Patent Rights, in the form in which they are delivered to Licensee, free and clear of any liens, claims or encumbrances or interests of any third party or any license which is in conflict with the License. As of date hereof, no part of the Patent Rights has been licensed to Licensor and Licensor has not granted any license with respect to any part of the Patent Rights.

      7. INDEMNIFICATION

      7.1 By Licensor. Licensor shall, at his own expense, defend and indemnify Licensee for damages and reasonable costs incurred in any suit, claim or proceeding brought against Licensee alleging that the Patent Rights licensed pursuant to this Agreement infringe any patents in the states listed on Appendix A, or misappropriate any trade secrets, provided that Licensor is promptly notified, rendered reasonable assistance by Licensee as required, and permitted to direct the defense or settlement negotiations. Licensor shall have no liability for any infringement arising from: (a) the integration or combination of the Patent Rights with other Intellectual Property of Licensee if the infringement would have been avoided in the absence of such integration or combination; or (b) modifications to the Patents requested by Licensee.

      7.2 Remedies. In the event Licensor reasonably believes that the Use of the Patent Rights is likely to be enjoined, Licensor may, at his option, either:
(i) modify the infringing item so that it no longer infringes but remains functionally equivalent; (ii) obtain for Licensee, at Licensor's expense, the right to continue Use of such item; or (iii) if none of the foregoing is feasible, Licensor may terminate only that portion of the License associated with respect to such item or items, subject to a mutually satisfactory equitable reduction in the Royalty and fees payable under this Agreement. Notwithstanding the foregoing, Licensee acknowledges that Licensor may undertake to obtain patent licenses from third parties relating to the Patent Rights, and in such event the royalty obligation for Product arising from such patent licenses shall be passed through to, and paid at the direction of Licensor by Licensee; provided, however, that the per-unit royalty obligation payable by Licensee shall not exceed the per-unit or percentage royalty obligation (whichever is less) payable by Licensor for products similar to the Licensee Products, and shall not in any event exceed Licensee's Royalty obligations for Product under this Agreement.


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      7.3 By Licensee.  Licensee shall, at its own expense, defend and indemnify
Licensor for damages and reasonable costs incurred in any suit, claim or proceeding brought against Licensor or his Affiliates that Product or Processes infringe (i) any patents in the United States, (ii) any copyrights worldwide, or
(iii) any trademarks in any countries in which Licensee markets Product in connection with the Patent Rights, or misappropriate any trade secrets, provided that Licensee is promptly notified, rendered reasonable assistance by Licensor as required, and permitted to direct the defense or settlement negotiations. Licensee shall have no liability for any infringement arising from Use of the Patent Rights.

      7.4 Procedure for Indemnification.

            7.4.1 In the event that any legal proceedings are instituted, or any claim or demand is asserted, by any third party which may give rise to any damage, liability, loss, or cost or expense in respect of which either party has indemnified the other party under this Section 7 above, the indemnified party shall give the indemnifying party written notice of the institution of such proceeding, or the assertion of such claim or demand, promptly after the indemnified party first becomes aware thereof; provided, however, that any failure by the indemnified party to give such notice on such prompt basis shall not affect any of its or his rights to indemnification hereunder unless such failure materially and adversely affects the ability of the indemnifying party to defend such proceeding.

            7.4.2 The indemnifying party shall have the right, at its or his option and at its or his own expense, to be represented by counsel of its choice, subject to the approval of the indemnified party, which approval shall not be unreasonably withheld or delayed, and to defend against, negotiate with respect to, settle or otherwise deal with such proceeding, claim or demand; provided, however, that no settlement of such proceeding, claim or demand shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, unless, pursuant to the terms and conditions of such settlement, the indemnified party shall be released from any liability or other exposure with respect to such proceeding, claim or demand; and provided, further, that the indemnified party may participate in any such proceeding with counsel of its or his choice and at its or his own expense. In the event, or to the extent, the indemnifying party elects not to, or fails to, defend such proceeding, claim or demand and the indemnified party defends against, settles or otherwise deals with any such proceeding, claim or demand, any settlement thereof may be made without the consent of the indemnifying party if it or he is given written notice of the material terms and conditions of such settlement at least ten (10) business days prior to a binding agreement with respect to such settlement being reached. Each of the parties agrees to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding, claim or demand.

      8. CONFIDENTIALITY

      8.1 Confidential Information. For the purposes of this Agreement, "Confidential Information" shall mean any information delivered by one party to another which the receiving party ("RECEIVING PARTY") knows or has reason to know is considered confidential by disclosing party ("DISCLOSING PARTY"). The Receiving party agrees to take precautions to prevent any unauthorized disclosure or use of Confidential Information of the Disclosing party consistent with precautions used to protect the Receiving party's own confidential information, but in no event less than reasonable care. Except as provided below, Licensee agrees to treat the Confidential Information as confidential and shall not disclose the Confidential Information to any person or Entity without the Disclosing party's prior written consent. The Receiving party may only disclose the Confidential Information to its Affiliates, employees and agents who reasonably require access to such Confidential Information to perform obligations under this Agreement. The Receiving party shall take all appropriate steps to ensure that its employees and contractors who are permitted access to the Confidential Information of the Disclosing party agree to act in accordance with the obligations of confidentiality imposed by this Agreement. Should any party be faced with legal action to disclose Confidential Information under this Agreement, the Receiving party shall promptly notify the Disclosing party and upon the Disclosing party's request, shall reasonably cooperate with the Disclosing party in contesting such disclosures. The obligations imposed by this Section shall survive any termination of this Agreement.

      8.2 Non-Confidential Information. The obligations set forth in Section 8.1 shall not apply to any particular portion of any Confidential Information to the extent that: (i) now or subsequently becomes generally known or available through no act or omission of Receiving party; (ii) was or is known at the time of receipt of same from Disclosing party; (iii) is provided by the Disclosing party to a third party without restriction on disclosure; (iv) is subsequently rightfully provided to Receiving party by a third party without restriction on disclosure; or (v) is independently developed by Receiving party and as can be demonstrated from Receiving party's business records and documentation, provided the person or persons developing same had not had access to the Confidential Information of the Disclosing party prior to such independent development.

      9. LIABILITY

      9.1 EXCEPT FOR LIABILITY FOR BREACH OF SECTION 8 (CONFIDENTIALITY) AND EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 7 (INDEMNIFICATION): (A) NEITHER PARTY SHALL HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR FOR LOSS OF REVENUE OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMANGES; AND (B) IN NO EVENT SHALL LICENSOR'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID BY LICENSEE TO LICENSOR UNDER THIS AGREEMENT.

10.      TERM AND TERMINATION

      10.1 Term. The Term of this Agreement shall begin on the Effective Date and shall continue through the Exclusive Period.

      10.2 Termination Due to Bankruptcy. In the event a party: (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws which such party fails to have released within thirty (30) days after filing; (iii) proposes any dissolution, composition or financial reorganization with creditors or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to all or substantially all property or business of such party; or (iv) such party makes a general assignment for the benefit of creditors, the other party may terminate this Agreement by giving a termination notice, which termination shall become effective ten (10) days after mailing.

      10.3 Right to Terminate; Early Termination.

            10.3.1 Either party shall have the right to terminate this Agreement if the other party is in material breach of any term or condition of this Agreement and fails to remedy such breach within thirty (30) days after receipt of a written notice of such breach given by the non-breaching party; or

            10.3.2 Licensee may terminate this Agreement upon thirty (30) days written notice to Licensor:

                  (a) if remedies  provided in Section 7.1 are  insufficient  to provide Licensee with the right to continue using any part of the Patent Rights subject to a claim of patent infringement or alleged patent infringement, provided that Licensee shall not have the right to terminate if to the extent that Licensor is able to avoid infringement or alleged infringement of the patent rights of a Third Party as provided in Section 7.1; and

                  (b) provided further that Licensee's right to terminate pursuant to the foregoing subsection (a) shall not limit Licensee's rights and remedies otherwise available in this Agreement or at law.

            10.3.3 Licensor may terminate this Agreement if Licensee:

                  (a) makes an assignment for the benefit of creditors;

                  (b) admits in writing its  inability  to pay its debts as they become due;

                  (c) distributes to its creditors any composition, extension or similar kind of agreement which purpose is to reach an out of court settlement with its creditors;

                  (d) causes or consents to the appointment of a receiver, trustee, liquidator or similar officer for all or any material portion of its property;

                  (e) shall be  dissolved  or fails to  maintain  its  corporate existence;

                  (f)  has  its  ability  to  conduct   business   suspended  or
            terminated;

                  (g) becomes insolvent;

                  (h) makes or consents to a notice of intended bulk transfer of its assets;

                  (i) convenes a meeting of creditors to restructure its debts;

                  (j) takes any  corporate  or other  action for the  purpose of effectuating any of the foregoing;  or

                  (k) if any  proceeding,  a receiver,  trustee,  liquidator  or similar officer is appointed to administer and/or liquidate all or any portion of the property of the other party and such appointment is not vacated or set aside within 45 days after the appointment of such receiver, trustee, liquidator or similar officer.

      10.4 Effect Of Termination. In the event of any termination of this Agreement, each party shall be entitled to the rights and remedies afforded pursuant to Section 365(n) of the Bankruptcy Code, and to any and all other legal and equitable remedies to which such party may be entitled under the law. Upon the termination or expiration of this Agreement, Licensee shall terminate further Use of the Patent Rights.

      10.5 Survival. The defined terms contained herein and the rights and obligations in the following Sections shall survive any termination of this
Agreement: 3 ("Compensation"), 6 ("Representations and Warranties"), 7 ("Indemnification"), 8 ("Confidentiality"), 9 ("Liability"), 10 ("Termination") and 11 ("General Provisions").

11. GENERAL PROVISIONS

      11.1 Allocation Of Risk. The Sections on limitation of liability, limitation of warranties and limited warranties allocate the risks of this Agreement between the parties. This allocation is reflected in the pricing of the license fees and is an essential element of the basis of the bargain between the parties.

      11.2 Amendment. This Agreement may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties.

      11.3 Assignment. Licensor may assign this Agreement to any person to who it transfers all or substantially all of its rights in the License or to any subsidiary or affiliate or any entity into which it is merged or the surviving Entity of any reorganization to which Licensee was a part, including but not limited to a transaction in which Licensee is acquired by a publicly traded Entity. Except as provided in the preceding sentence, neither party may assign, voluntarily, by operation of law, or otherwise, any rights or delegate any duties under this Agreement (other than the right to receive payments) without the other party's prior written consent. Any attempt to do so without that consent will be void. This Agreement will bind and inure to the benefit of the parties and their representative successors and permitted assigns.

      11.4 Choice Of Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from application to this Agreement.

      11.5 Choice of Forum. The parties hereby submit to the jurisdiction of and waive any venue, objections against, the United States District Court for the Southern District of California, San Diego Branch, and the Superior Courts of the State of California, San Diego County, in any litigation arising out of this Agreement.

      11.6 Injunctive Relief. The Use of the Patent Rights in a manner inconsistent with any provision of this Agreement may cause irreparable injury to Licensor for which Licensor may not have an adequate remedy at law. Licensor may be entitled to equitable relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions.

      11.7 Compliance With Laws/Foreign Corrupt Practices Act. Licensee agrees at all times to comply with applicable laws and regulations in its performance of this Agreement, including, without limitation, the provisions of the United States' Foreign Corrupt Practices Act ("FCPA"). Licensee will indemnify, defend and hold harmless Licensor and its respective officers, agents and employees from and against any and all losses, costs, claims and other liabilities arising out of, relating to or resulting from Licensee's failure to comply with the provisions of applicable laws or the FCPA.

      11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      11.9 Entire Agreement. This Agreement, including all exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. The headings and captions are inserted for convenience of reference only and do not constitute a part of or modify any of the terms of this Agreement.

      11.10 Force Majeure. Neither party will be liable for any failure or delay in performance under this Agreement which might be due, in whole or in part, directly or indirectly, to any contingency, delay, failure, or cause of, any nature beyond the reasonable control of such party, including, without in any way limiting the generality of the foregoing, fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, strike, lockout, unavailability of components, activities of a combination of workmen or other labor difficulties, war, insurrection, riot, act of God or the public enemy, law, act, order, export control regulation, proclamation, decree, regulation, ordinance, or instructions of Government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such party of this Agreement). In the event of the happening of such a cause, the party whose performance is so affected will give prompt written notice to the other party, stating the period of time the same is expected to continue.

      11.11 Licensee's Governmental Approval Obligations. Licensee shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all the terms and conditions of this Agreement including, but not limited to, distribution approval, foreign exchange approvals, import and export licenses and all approvals which may be required to realize the purpose of this Agreement.

      11.12 Notices, Etc. All notices and other communications hereunder shall be deemed given if given in writing and delivered by hand, prepaid express or courier delivery service or by facsimile transmission or mailed by registered or certified mail (return receipt requested), facsimile or postage fees prepaid, to the party to receive the same at the respective addresses set forth below (or at such other address as may from time to time be designated by such party in accordance with this Section 14.11):

      (a)  If to Licensee:

           Administration for International Credit & Investment, Inc. 391 N.W. 179th Ave., Aloha, Oregon 97006
           Attention: David E. Halverson

      (b)  If to Licensor:

           Wolfgang Grabher
           Zettachring 2a
           D-70567 Stuttgart


      All such notices and communications hereunder shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

      11.13  Relationship  of  Parties.   The  parties  to  this  Agreement  are
independent contractors. Neither party has the authority to bind the other or to incur any obligation on its behalf.

      11.14 Severability. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

      11.15 Waiver. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed by both parties. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

      11.16 Calendar Days. The references to "days" herein are to be calendar days unless expressly designated as "business days."

      11.17 Attorneys' Fees. In any action to enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorneys' fees incurred, including such costs and attorneys' fees incurred in enforcing and collecting any judgment.



                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

               LICENSOR




                /s/ Wolfgang Grabher
               --------------------------------------------------------------
               Wolfgang Grabher



               Date:   July 13, 2000
                     --------------------------------------------------------


               LICENSEE

               ADMINISTRATION FOR INTERNATIONAL CREDIT
               & INVESTMENT, INC.

                /s/ David E. Halverson
               --------------------------------------------------------------
               By: David E. Halverson

               Title: CEO/President


               Date:   July 17, 2000
                     --------------------------------------------------------

                                   APPENDIX A

                                     PATENTS